UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           Date of Report: May 5, 2010


                           GULFSTAR ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

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              Colorado                                 333-151398                               02-0511381
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)

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               8950 Scenic Pine Drive, Suite 100, Parker, CO 80134
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                  (303)794-4398
                                  -------------
               Registrant's telephone number, including area code

                              Bedrock Energy, Inc.
                              --------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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                        SECTION 2 - FINANCIAL INFORMATION

Item 2.01 - Completion of Acquisition or Disposition of Assets

On May 5, 2010, Bedrock Energy, Inc. (nka Gulfstar Energy Corporation) (the Company) entered into Share Exchange Agreement (Share Agreement) with Talon Energy Corporation (Talon). Talon is a Florida company engaged in activities in the oil and gas industry.

The Share Agreement provides for the Company to issue 3,500,000 post-split shares of its restricted common stock to the shareholders of Talon in exchange for the issued and outstanding shares of Talon. After the exchange of such shares the Company will own 100% of the issued and outstanding stock of Talon.

The closing of the acquisition of Talon is contingent upon the delivery of audited financial statements of Talon and the issuance and delivery of the common stock of the Company and Talon.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

Issuances of Common Stock

As a result of the Share Exchange Agreement, executed on May 5, 2010, the Company will issue 3,500,000 shares of its post- split restricted common stock to the shareholders of Talon. As a result of the issuance of the 3,500,000 post-split shares, the Company will have approximately 4,180,690 post-split shares of common stock issued and outstanding.

The Company agreed to compensate Messers. Nichols and Sears for the their services for the first three months of 2010 by issuing 52,500 shares of the Company's restricted common stock, each.

At May 5, 2010, the Company owed Messesrs. Nichols and Sears amounts of $2,000, each. As payment of theses debts, the Company issued 2,500 post-split shares of its restricted common stock to each.

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Item 3.03 - Material Modification to the Rights of Shareholders

Reverse Split

On May 5, 2010, the Board of Directors of the Company and a majority of the Company's stockholders approved a reverse split of the Company's issued and outstanding common stock on May 5, 2010 on a 1 for 8 basis. After such reverse split, the Company's issued and outstanding common stock will be approximately 531,941 shares, prior to the issuance of shares to the shareholders of Talon.

Issuances of Common Stock

As a result of the Share Exchange Agreement, executed on May 5, 2010, the Company will issue 3,500,000 shares of its post- split restricted common stock to the shareholders of Talon. As a result of the issuance of the 3,500,000 post-split shares, the Company will have approximately 4,180,690 split shares of common stock issued and outstanding.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 - Changes In Control of Registrant

As a result of the Share Exchange Agreement, executed on May 5, 2010, the Company will issue 3,500,000 shares of its post- split restricted common stock to the shareholders of Talon. As a result of the issuance of the 3,500,000 post-split shares, the Company will have approximately 4,180,690 post-split shares of common stock issued and outstanding.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers and Directors

On May 5, 2010, Messers. W. Edward Nichols and Herbert Sears, resigned as the Chief Executive Officer and Chief Financial Officer of the Company.

Prior to their resignation, the Company agreed to compensate Messers. Nichols and Sears for the their services for the first three months of 2010 by issuing 52,500 shares of the Company's restricted common stock, each.

At May 5, 2010, the Company owed Messesrs. Nichols and Sears amounts of $2,000 and $2,000, respectively. As payment of theses debts, the Company issued 2,500 shares of its restricted common stock to each.

On May 5, 2010, Messers. Herbert Sears resigned as a Director of the Company.

                                       2

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Appointment of Officers and Directors

On May 5, 2010, Mr. Robert McCann was appointed the Chief Executive Officer and a Director of the Company. On May 6, 2010, Mr. Stephen J. Warner was appointed a Chief Financial Officer and Director of the Company.

Robert McCann, Chief Executive Officer and Director

Mr. McCann earned his Bachelor of Science degree in Finance from Wagner College in 1981. From 1981 through 1984, he worked with the investment banking firm of Donaldson, Lufkin and Jenrette. In 1984 Mr. McCann moved into the Public Finance sector serving as the Treasurer for the City of West Palm Beach. During his tenure there until in 1986, he was instrumental in raising funds for the city in sewer ,water, parking General Obligation Bonds, while managing a fixed income portfolio and acting as the custodian of the retirement funds for the firefighters, police, and general employees pension funds.

Returning back to the private sector in 1991, Mr. McCann assisted in raising in funds for private and public companies, often working with them in multiple areas such as mergers and acquisitions and capital restructuring as the Managing Partner at Continuum Capital Partners, Inc. until 2003.

Mr. McCann founded Maxim TEP in January 2004, where he has served as Founder and Vice Chairman and the largest shareholder. The company has raised funding for both oil and gas assets and pipeline infrastructure. Maxim has subsequently merged with Conquest Petroleum, a public corporation.

Stephen J. Warner, Chief Financial Officer and Director

Mr. Warner was a co-founder of Crossbow Ventures a venture capital management company in West Palm Beach, Florida. Steve served as President, Chief Executive Officer, and co-founder of Merrill Lynch Venture Capital, Inc.

In addition, Steve served on the internal investment committees for the selection of venture capital, leveraged buyout, research and development, real estate, oil & gas and equipment leasing investments for Merrill Lynch executives. Steve has also served as a U.S. Government consultant to evaluate the American Enterprise Funds, established by the U.S. Congress to promote the development of free enterprise and entrepreneurship in Eastern Europe.

For the past five years, Mr. Warner has served on Boards of Directors for both public and private companies. Those public companies include Rock Energy Resources, Dyadic International and AOI Medical. Private boards have included Chairman of Maxim TEP, Search Transport Industries Inc. and UCT Coatings Inc.

Mr. Warner received a Bachelor of Science degree from Massachusetts Institute of Technology (MIT) and an MBA from the Wharton School of Business, University of Pennsylvania.

                                       3
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Item 5.03 Amendments to Articles of  Incorporation  or Bylaws;  Change in Fiscal
Year.

On May 5, 2010, the Company filed an Amendment to its Articles of Incorporation with the Secretary of State of Colorado to change its name from Bedrock Energy, Inc. to Gulfstar Energy, Inc.

In addition, the Company amended its Articles of Incorporation to effect the 1 for 8 reverse split of its issued and common stock on May 5, 2010, as discussed throughout this filing.

Item 5.07 - Submission of Matters to a Vote of the Security Holders.

The Company's Articles Of Incorporation provide that any action required or permitted by Colorado Revised Statutes to be taken at a shareholder meeting may be taken without a meeting if the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted, consent to such action in writing.

On May 5, 2010, shareholders representing 2,244,963 pre-split common shares of the Company's issued and outstanding stock or 52.84% of the issued and outstanding stock through written consent approved and ratified the actions below.

Reverse Split. Each share of issued and outstanding Common Stock as of May 5, 2010, is reverse split on a one for eight basis such that each old share represents 1/8 of a new share. A surrender of the old share certificate is required to be made by each shareholder, and the stockholders records will be automatically adjusted to reflect the reverse split. The new split adjusted share certificates will be transmitted to the shareholders of record when old certificates are sent into the transfer agent. Fractional shares will be rounded up to the nearest whole share.

         Name change. That the Board of Directors hereby authorized an Amendment to the Articles of Incorporation to change the name to Gulfstar Energy Corporation and instructs the President to make the appropriate filing in Colorado.

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                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.                        Description
     -----------                        -----------

      10.1                           *Share Purchase  Agreement by and between
                                      Bedrock  Energy,  Inc. and Talon Energy
                                      Corporation,

--------------------
*Filed herewith

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                              GULFSTAR ENERGY, CORPORATION


                             By:      /s/Robert McCann
                                      -----------------
                                         Robert McCann, Chief Executive Officer

 Date: May 18, 2010